As filed with the Securities and Exchange Commission on February 11, 2021

Registration No. 333-238755

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3
Registration Statement No. 333-238755

UNDER

THE SECURITIES ACT OF 1933

VIRTUSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3512883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

132 Turnpike Rd

Southborough, Massachusetts 01772

(508) 389-7300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kris Canekeratne

Chairman and Chief Executive Officer

Virtusa Corporation

132 Turnpike Rd

Southborough, Massachusetts 01772

(508) 389-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul D. Tutun, Esq. Executive Vice President and General Counsel 132 Turnpike Rd Southborough, Massachusetts 01772 (508) 389-7300	John J. Egan III, Esq. Joseph C. Theis, Jr., Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3ASR (File No. 333-238755), filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2020 (the “Registration Statement”) by Virtusa Corporation, a Delaware corporation (the “Registrant”).

On February 11, 2021, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated September 9, 2020, among the Registrant, Austin HoldCo Inc., a Delaware corporation and an entity wholly owned by funds affiliated with Baring Private Equity Asia (“Parent”), and Austin BidCo Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Sub”), Sub merged with and into the Registrant, with the Registrant surviving the merger as a direct, wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement.  In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unissued at the termination of the offering, the Registrant hereby removes from registration all securities registered but unsold under such Registration Statement, if any, as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southborough, Commonwealth of Massachusetts, on February 11, 2021.

VIRTUSA CORPORATION

By:	/s/ KRIS CANEKERATNE
Kris Canekeratne
Chairman and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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